EXHIBIT 3.8



                             SUBSCRIPTION AGREEMENT

     SUBSCRIPTION AGREEMENT ("Subscription Agreement") made as of this __ day of ____________, 2009, by and between Profile Technologies, Inc., a Delaware corporation (the "Company") and the undersigned (the "Subscriber").

     WHEREAS, the Company intends to issue, in a private placement transaction (the "Offering") pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), Units consisting of one (1) share of the Company's common stock, par value $0.001 per share (the "Common Stock") on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire that number of Units set forth on the signature page hereof.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Subscription Procedure

     1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price of $0.90 per share (the "Purchase Price"). The Company agrees to sell such Units to the Subscriber for the Purchase Price.

     1.2 The subscription period will begin as of April 2, 2009 and will terminate at 5:00 PM Eastern Standard Time on July 2, 2009, unless extended by the Company for a reasonable time period thereafter (the "Termination Date"). The Units will be offered and sold as more particularly set forth in the Confidential Offering Memorandum dated April 2, 2009 and any supplements thereto (the "Offering Memorandum"). The minimum dollar amount of Units that may be purchased by the Subscriber is $10,000 unless the Company, at its sole discretion, waives the minimum purchase requirement.

     1.3 The certificates for the Common Stock bearing the name of the Subscriber will be delivered by the Company to the Subscriber no later than fifteen (15) days following the acceptance by the Company of this Subscription Agreement. The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the address furnished by the Subscriber at the end of the Subscription Agreement.

     1.4 The Purchase Price for the Units purchased hereunder shall be paid by certified check or money order payable to the Company.

     1.5 The Company may, in its sole discretion, reject any subscription, in whole or in part, or terminate or withdraw the Offering in its entirety at any time prior to a closing thereof. The Company shall not be required to allocate the Units among investors on a pro rata, or any other, basis in the event of over-subscription therefore.

     2. Representations and Covenants of Subscriber

     2.1 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company will need additional capital but has no assurance of obtaining such additional necessary capital; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of

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their entire investment should consider investing in the Company and the Units;
(iii) an investor may not be able to liquidate his investment; (iv) transferability of the Units and the Common Stock is extremely limited; and (v) an investor could sustain the loss of his entire investment, as well as other risk factors, as more fully set forth herein and in the Offering Memorandum.

     2.2 The Subscriber represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act, as indicated by his responses to the Investor Questionnaire, and that he or it is able to bear the economic risk of an investment in the Units. The Subscriber must complete the Investor Questionnaire to enable the Company to access the Subscriber's eligibility for the Offering.

     2.3 The Subscriber acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

     2.4 The Subscriber acknowledges receipt and careful review of the Offering Memorandum, this Subscription Agreement, and the attachments hereto and thereto (collectively, the "Offering Documents") and hereby represents that he has been furnished or given access by the Company during the course of this Offering with or to all information regarding the Company and its financial condition and results of operations which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he had requested.

     2.5 The Subscriber acknowledges that this Offering of Units may involve tax consequences, and that the contents of the Offering Documents do not contain tax advice or information. The Subscriber acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Units.

     2.6 The Subscriber acknowledges that this Offering of Units has not been reviewed or approved by the United States Securities and Exchange Commission ("SEC") because the Offering is intended to be a nonpublic offering pursuant to Regulation D as promulgated under Section 4(2) of the Act. The Subscriber represents that the Units are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Units or the Common Stock unless registered under the Act or unless an exemption from such registration is available and, upon the Company's request, the Company receives an opinion of counsel reasonably satisfactory to the Company confirming that an exemption from such registration is available for such sale or transfer.

     2.7 The Subscriber understands that the Common Stock have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to distribute would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a distribution as a deferred sale to which such exemption is not available.

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     2.8 The Subscriber understands that Rule 144 ("Rule 144") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering, such as the Offering, without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule
144 as one of the conditions of its availability. The Subscriber consents that the Company may, if it desires, permit the transfer of the Common Stock out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state
"blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company, and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or in the Investor Questionnaire or any sale or distribution by the undersigned Subscriber in violation of any Securities Laws.

     2.9 The Subscriber consents to the placement of one or more legends on any certificate or other document evidencing his Common Stock and the warrants stating that it has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof.

     2.10 The Subscriber understands that the Company will review this Subscription Agreement and the Investor Questionnaire and are hereby given authority by the undersigned to call his bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

     2.11 The Subscriber hereby represents that the address of Subscriber furnished by him at the end of this Subscription Agreement and in the Investor Questionnaire is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

     2.12 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority ("FINRA") member firm, he must give such firm the notice required by the FINRA Conduct Rules, or any applicable successor rules of the FINRA, receipt of which must be acknowledged by such firm on the signature page hereof. The Subscriber shall also notify the Company if the Subscriber or any affiliate of Subscriber is a registered broker-dealer with the SEC, in which case the Subscriber represents that the Subscriber is purchasing the Units in the ordinary course of business and, at the time of purchase of the Units, has no agreements or understandings, directly or indirectly, with any person to distribute the Units or any portion thereof.

     2.13 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or its agents, employees or affiliates and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

     2.14 The Subscriber agrees that he will purchase securities in the Offering only if his intent at such time is to make such purchase for investment purposes and not with a view toward resale.

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     2.15 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

     2.16 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units. Such Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

     2.17 The Subscriber agrees to indemnify and hold harmless the Company and its officers, directors, employees, subsidiaries and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty by the Subscriber, or the Subscriber's breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to the Company or its officers, directors, employees or affiliates or each other person, if any, who controls any of the foregoing in connection with this transaction.

     2.18 The Subscriber understands and acknowledges that (i) the Units are being offered and sold to Subscriber without registration under the Act in a private placement that is exempt from the registration provisions of the Act under Section 4(2) of the Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and such Subscriber hereby consents to such reliance.

     3. Representations by the Company

        Except as set forth in the reports filed by the Company pursuant to the Exchange Act (the "SEC Reports"), the Company warrants to the Subscriber that:

     3.1 Organization and Authority. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted, and (iii) has all requisite corporate power and authority to execute, deliver and perform their obligations under this Subscription Agreement and the Offering Documents being executed and delivered by it in connection herewith, and to consummate the transactions contemplated hereby and thereby.

     3.2 Qualifications. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

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     3.3 Capitalization of the Company. The capitalization of the Company as of
15,640,760, is as described in the Company's Form 10-Q for the period ended December 31, 2008. The Company has not issued any capital stock since such date other than pursuant to the conversion of Convertible Debentures. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Offering Documents. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Offering Documents. Except as a result of the purchase and sale of the Units or as disclosed in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock or options, warrants, or rights or other securities entitling the holders to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The Common Stock to be issued to the Subscriber has been duly authorized, and when issued and paid for in accordance with this Subscription Agreement will be duly and validly issued, fully paid and non-assessable. The Common Stock is eligible for quotation on the OTC Bulletin Board, the Company and the Common Stock meet the criteria for continued quotation and trading on the OTC Bulletin Board, and no suspension of trading in the Common Stock is in effect.

     3.4 Corporate Authorization. The Offering Documents have been duly and validly authorized by the Company. This Subscription Agreement, assuming due execution and delivery by the Subscriber, when executed and delivered by the Company, will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

     3.5 Non-Contravention. The execution and delivery of the Offering Documents by the Company, the issuance of the Common Stock as contemplated by the Offering Documents and the completion by the Company of the other transactions contemplated by the Offering Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the articles of incorporation or by-laws or similar instruments of the Company, (ii) conflict with or result in a breach by the Company or their respective subsidiaries of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state

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regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Offering Documents, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company to make use thereof.

     3.6 Information Provided. The Company hereby represents and warrants to the Subscriber that the Offering Memorandum, the SEC Reports and any other information provided by or on behalf of the Company to the Subscriber in connection with the transactions contemplated by this Subscription Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 3.6, any statement contained in such information shall be deemed to be modified or superseded for purposes of this
Section 3.6 to the extent that a statement in any document included in such information which was prepared and furnished to the Subscriber on a later date or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared and furnished or filed statement so states.

     3.7 Absence of Certain Proceedings. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or, to the knowledge of the Company, threatened against or affecting the Company, in any such case wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company, or the transactions contemplated by the Offering Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Offering Documents; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any of their current or former directors or officers.

     3.8 Compliance with Law. The Company is not in violation of nor has any liability under any statute, law, rule, regulation, ordinance, decision or order of any governmental agency or body or any court, domestic or foreign, except where such violation or liability would not individually or in the aggregate have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company; and to the knowledge of the Company there is no pending investigation which would reasonably be expected to lead to such a claim.

     3.9 Tax Matters. The Company has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company might have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company.

     4. Miscellaneous

     4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at Profile Technologies, Inc. at 2 Park Avenue, Suite 201, Manhasset, New York 11030 Attention: Henry Gemino, with

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a copy to (which copy shall not be deemed to provide notice) McGuireWoods LLP at
77 W. Wacker Drive, Suite 4100, Chicago, IL 60601 Attention: Zach B. Miller, and to the Subscriber at his address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

     4.2 This Subscription Agreement may be amended through a written instrument signed by the Subscriber and the Company; provided, however, that the terms of
Section 4 of this Subscription Agreement may be amended without the consent or approval of the Subscriber so long as such amendment applies in the same fashion to the subscription agreements of all of the other subscribers for Units in the Offering and at least holders of a majority of the Units sold in the Offering have given their approval of such amendment, which approval shall be binding on all holders of Units.

     4.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     4.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York.

     4.5 This Subscription Agreement may be executed in counterparts. It shall not be binding upon the Company unless and until it is accepted by the Company. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add or to delete other persons as subscribers.

     4.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

     4.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

     4.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

     4.9 The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law, provided that the Company may provide information relating to the Subscriber as required in any registration statement under the Act that may be filed by the Company pursuant to the requirements of this Subscription Agreement.

     4.10 The obligation of the Subscriber hereunder is several and not joint with the obligations of any other subscribers for the purchase of Units in the Offering (the "Other Subscribers"), and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscribers. Nothing contained herein or in any other agreement or document delivered at the closing, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and the Other Subscribers as a partnership, an

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association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement. The Subscriber shall be entitled to protect and enforce the Subscriber's rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Subscriber is not acting as part of a "group" (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Subscription Agreement or purchasing the Units or acquiring, disposing of or voting any of the underlying shares of Common Stock. The Company hereby confirms that it understands and agrees that the Subscriber is not acting as part of any such group.



                            [SIGNATURE PAGE FOLLOWS]










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     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


------------------------------              ------------------------------------
Signature of Subscriber                     Signature of Co-Subscriber


------------------------------              ------------------------------------
Name of Subscriber                          Name of Co-Subscriber
[please print]                              [please print]


------------------------------              ------------------------------------
Street Address of Subscriber                Street Address of Co-Subscriber


------------------------------              ------------------------------------
City, State and Zip Code of Subscriber      City, State and Zip Code of
                                            Co-Subscriber


------------------------------              ------------------------------------
Social Security or Taxpayer                 Social Security or Taxpayer
Identification Number of Subscriber         Identification Number of
                                            Co-Subscriber


------------------------------
Number Units Subscribed For




Subscription Agreed to and Accepted by

PROFILE TECHNOLOGIES, INC.



By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------



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